PBW&T Draft of 9/15/03
                                                  (For Discussion Purposes Only)

                        SHINHAN FINANCIAL GROUP CO., LTD.
                             120, 2-Ka. Taepyung-Ro,
                             ChungKu, Seoul 100-102
                                      KOREA

                                                      As of September [__], 2003

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York  10043

            Re:   Exchange of Restricted GDSs for ADSs

Ladies and Gentlemen:

            Reference is made to (i) the Deposit Agreement, dated as of September [__], 2003 (the "Deposit Agreement"), by and among Shinhan Financial Group Co., Ltd., a company organized under the laws of the Republic of Korea (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America ("Citibank"), acting in its capacity as ADR Depositary (Citibank acting in such capacity, the "Depositary"), and the Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder, and (ii) the Deposit Agreement, dated as of September 3, 2001 (the "Restricted GDS Deposit Agreement"), by and between the Company and Citibank, as GDS Depositary (Citibank acting in such capacity, the "Restricted GDS Depositary") and the holders and beneficial owners of Global Depositary Receipts (the "Restricted GDRs"), evidencing Global Depositary Shares (the "Restricted GDSs") issued thereunder. All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement or the Restricted GDS Deposit Agreement, as the context may require.

            The Company hereby irrevocably instructs the Restricted GDS Depositary to terminate the restricted depositary receipts facility (the "Restricted GDR Facility") established and currently existing pursuant to the Restricted GDS Deposit Agreement upon the terms set forth in Section 6.02 thereof and to refuse any deposits of Shares or other Deposited Securities thereunder from and after October [__], 2003. As contemplated in the Deposit Agreement and notwithstanding the terms of the Restricted GDS Deposit Agreement, the Company requests that Citibank, in its capacity as Depositary and as Restricted GDS Depositary, establish procedures upon the terms and conditions set forth herein to enable (i) holders and beneficial owners of Restricted GDSs to surrender each such Restricted GDS at any time prior to April [__], 2004 in exchange for one (1) ADS issued under the terms of the Deposit Agreement. The purpose and intent of this letter agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the surrender of the Restricted GDSs, the issuance of ADSs, and the delivery of ADRs in the context of the termination (the "Termination") of the Restricted GDR Facility.

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree as follows:

            1. Depositary Procedures. Citibank, in its capacity as Depositary and Restricted GDS Depositary, agrees, upon the instructions of the Company contained herein, to establish all necessary procedures to enable the surrender of Restricted GDSs to the Restricted GDS Depositary in connection with the Termination in order to enable the issuance by the Depositary of ADSs to the persons surrendering the Restricted GDSs upon the terms described herein.

            In order to effectuate the foregoing, the Company hereby instructs
(i) the Restricted GDS Depositary to distribute on or after September [__], 2003 to participants in the Depositary Trust Company ("DTC") who hold Restricted GDSs in accounts maintained through the book-entry transfer facilities of DTC (the "DTC Accounts"), a Notice of Termination of Restricted GDR Facility substantially in the form of the draft thereof attached hereto as Exhibit A,


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

(ii) the Restricted GDS Depositary (a) to accept Restricted GDSs validly surrendered to it for purposes of receiving ADSs and (b) to cancel such Restricted GDSs and to deliver the Shares and other Deposited Securities represented by such Restricted GDSs into the custodial account established by the Depositary to accept Shares and other Deposited Securities under the terms of the Deposit Agreement, in each case only upon the timely receipt of the applicable duly completed and signed Exchange Certification substantially in the form of the draft thereof attached as Exhibit B (the "Exchange Certification"), and (iii) the Depositary to issue in the name of, and deliver to, the persons who (a) validly surrendered Restricted GDSs to the Restricted GDS Depositary, and (b) timely delivered to the Restricted GDS Depositary the applicable duly completed and signed Exchange Certification, ADSs, that represent the number of Shares or other Deposited Securities transferred on behalf of such persons from the custodial account of the Restricted GDR Facility to the custodial account containing the Shares or other Deposited Securities accepted for deposit under the terms of the Deposit Agreement.

            2. Company Assistance. The Company agrees to (i) assist Citibank, in its capacity as Restricted GDS Depositary and Depositary in the establishment of the procedures described above and the issuance of such ADSs, and (ii) take all steps necessary and reasonably satisfactory to the Depositary to ensure that such procedures and the issuance of such ADSs do not violate the provisions of the Securities Act, the Exchange Act or any other applicable U.S. laws. In furtherance of the foregoing, the Company shall cause its U.S. counsel to deliver an opinion to the Depositary, dated September [__], 2003, stating, inter alia, that (i) all Shares and other Deposited Securities currently held in the Restricted GDR Facility and all Restricted GDSs currently outstanding maybe transferred in reliance upon Rule 144(k) under the Securities Act (the "Securities Act") without registration under the Securities Act; (ii) Restricted GDSs delivered to the Depositary under the terms hereof may be transferred to the Depositary pursuant to Rule 144(k) of the Securities Act; (iii) the ADSs received in exchange for Restricted GDSs


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

surrendered in accordance with the terms hereof and the Shares and other Deposited Securities held in respect of such ADSs are freely transferable by the Depositary in accordance with the terms of the Deposit Agreement; and (iv) the Shares and other Deposited Securities received for deposit under the terms of the Deposit Agreement and the ADSs issued in respect of the Shares and other Deposited Securities so deposited will not be deemed "restricted securities" as defined in Rule 144 under the Securities Act.

            3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Depositary that (a) neither it nor any of its Affiliates (as defined in the Restricted GDS Deposit Agreement and hereinafter used as so defined) nor any other person has at any time in the two-year period preceding the date hereof deposited, or will at any time hereafter, deposit any Shares or Deposited Securities into the Restricted GDS Facility, except for any deposits by the Company of Shares in connection with the distribution of Share dividends; (b) neither it nor any of its Affiliates currently owns or has, at any time in the two-year period preceding the date hereof, owned any Restricted GDSs; (c) neither it nor any of its Affiliates will at any time after the date hereof purchase or otherwise acquire any Restricted GDSs; and (d) upon reasonable inquiry (with the assistance of its U.S. counsel) into the facts and circumstances surrounding the Restricted GDR Facility, it believes that the resale and transfer restrictions applicable to the Restricted GDSs will not be required after September [__], 2003.

            4. Indemnity. The Company agrees to indemnify and hold harmless (i) the Depositary, the Custodian and their respective officers, directors and employees and (ii) the Restricted GDS Depositary, the custodian appointed under the Restricted GDS Deposit Agreement and their respective officers, directors and employees for any liability, loss, expense (including without limitation,


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

the fees and expenses of counsel) incurred as a result of, or in connection with, (x) the acceptance and cancellation of Restricted GDSs, the acceptance of Shares and other Deposited Securities for deposit, the issuance of ADSs and the delivery of ADRs under the Deposit Agreement, in each case upon the terms set forth herein, except to the extent of their own gross negligence, bad faith or willful misconduct in performing such acts or omitting to perform such acts, (y) any other acts performed or omitted by the Restricted GDS Depositary or the Depositary as contemplated by this letter agreement, except to the extent to their own negligence, bad faith or willful misconduct in performing such acts or omitting to perform such acts, or (z) its reliance on any information contained herein or acting upon any instructions set forth in or contemplated in this letter agreement.

            This letter agreement shall be interpreted under, and all rights hereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law thereof.


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

            The Company and the Citibank have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

                                               SHINHAN FINANCIAL GROUP CO., LTD.

                                               By: _____________________________
                                                   Name:
                                                   Title:
                                                   Date:

CITIBANK, N.A.
  as Depositary and as Restricted GDS Depositary

By: ____________________________________________
    Name:
    Title:
    Date:

EXHIBITS
--------

A     Notice of Termination

B     Exchange Certification


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

                                    EXHIBIT A

                                       to

               Letter Agreement, dated as of September [__], 2003,
              by and between Shinhan Financial Group Co., Ltd. and
         Citibank, N.A., as Depositary and as Restricted GDS Depositary

                  ____________________________________________

                              NOTICE OF TERMINATION
                  ____________________________________________

      Please refer to the form of Notice of Termination attached hereto.


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

                NOTICE OF TERMINATION OF RESTRICTED GDR FACILITY

           AND INFORMATION RELATING TO THE EXCHANGE OF RESTRICTED GDSs

TO THE HOLDERS AND BENEFICIAL OWNERS OF
RESTRICTED GLOBAL DEPOSITARY RECEIPTS ("GDRs")
EVIDENCING RESTRICTED GLOBAL DEPOSITARY
SHARES ("GDSs") REPRESENTING THE DEPOSITED SECURITIES.

--------------------------------------------------------------------------------------------------------------------
COMPANY:                                                    Shinhan Financial Group Co., Ltd.
--------------------------------------------------------------------------------------------------------------------
RESTRICTED GDS DEPOSITARY:                                  CITIBANK, N.A.
--------------------------------------------------------------------------------------------------------------------
RESTRICTED GDS DEPOSIT AGREEMENT:                           Deposit Agreement, dated as of September 3, 2001, by
                                                            and among Shinhan Financial Group Co., Ltd. (the
                                                            "Company"), the Restricted GDS Depositary and the
                                                            holders and beneficial owners of GDSs evidenced by
                                                            GDRs issued thereunder.  Capitalized terms used but
                                                            not otherwise defined herein shall have the meaning
                                                            given to such terms in the Restricted GDS Deposit
                                                            Agreement.
--------------------------------------------------------------------------------------------------------------------
DEPOSITED SECURITIES:                                       Shares of common stock, par value W5,000 per share
                                                            ("Shares"), of the Company.
--------------------------------------------------------------------------------------------------------------------
GDS CUSIP NO.:                                              824596 20 9.
--------------------------------------------------------------------------------------------------------------------
GDS RATIO:                                                  Two (2) Shares per GDS.
--------------------------------------------------------------------------------------------------------------------
TERMINATION DATE:                                           October [__], 2003.
--------------------------------------------------------------------------------------------------------------------

            The Company has directed the Restricted GDS Depositary to terminate the Restricted GDS Deposit Agreement for the Restricted GDR Facility. In accordance with the terms of Section 6.02 of the Restricted GDS Deposit Agreement, the Restricted GDS Deposit Agreement will terminate as of the Termination Date. Holders and Beneficial Owners of Restricted GDSs are requested to arrange for the surrender of their Restricted GDSs and the withdrawal of Deposited Securities. Please note that, as contemplated in the Restricted GDS Deposit Agreement, Holders and Beneficial Owners presenting Restricted GDSs for cancellation and withdrawal of Deposited Securities will be required by the Restricted GDS Depositary to complete and sign a certificate and agreement upon the terms set forth in the Restricted GDS Deposit Agreement.

            As provided in the Restricted GDS Deposit Agreement, if any Restricted GDSs remain outstanding after the Termination Date, the Restricted GDS Depositary shall discontinue the registration of transfer of the Restricted GDRs, shall suspend the distribution of dividends to the Holders of the Restricted GDSs, and shall not give any further notices or perform any further acts under the Restricted GDS Deposit Agreement, except that the Restricted GDS Depositary shall continue to collect dividends and other distributions pertaining to the Deposited Securities, shall sell property and rights as provided in the Restricted GDS Deposit Agreement and shall continue to deliver Deposited Securities (upon the terms set forth in the Restricted GDS Deposit Agreement), together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property in exchange for Restricted GDSs surrendered to the Restricted GDS Depositary (in all cases, without liability for interest and after deducting or charging the fees and charges of the Restricted GDS Depositary for the surrender of Restricted GDSs, any other expenses for the account of a Holder in accordance with the terms of the Restricted GDS Deposit Agreement and any applicable taxes or governmental charges or assessments).

            The Company and Citibank, N.A., as depositary (the "Depositary") have, pursuant to a Deposit Agreement, dated as of September [__], 2003 (the "New Deposit Agreement"), established a new Depositary Receipts facility for American Depositary Shares ("ADSs") (CUSIP 824596 10 0) listed on the New York Stock Exchange (the "NYSE"). At the Company's request and direction, the Depositary has agreed to make available a means for holders of Restricted GDSs (CUSIP 824596 20 9) to surrender such Restricted GDSs to the Restricted GDS Depositary prior to April [__], 2004 and to receive in return ADSs issued under the terms of the New Deposit Agreement. Surrendering holders of Restricted GDSs are entitled to receive one (1) ADS for each Restricted GDS properly surrendered. A draft of the New Deposit Agreement has been filed with the Securities and Exchange Commission under cover of a Registration Statement on Form F-6 (Reg. No. 333-[_______]).

            If you wish to receive ADSs upon the terms described above, you will need to deliver (i) your Restricted GDSs and (ii) a completed and signed Exchange Certification to the Restricted GDS Depositary in each case prior to April [__], 2004. A copy of the Exchange Certification is enclosed.

            Please note that pursuant to the terms of the Restricted GDS Deposit Agreement, Holders of Restricted GDSs may present their Restricted GDSs to the Restricted GDS Depositary for cancellation and, upon (i) payment to the Restricted GDS Depositary of all applicable fees and charges of and expenses incurred by, the Restricted GDS Depositary and all applicable taxes and governmental charges and (ii) delivery of a properly completed and signed withdrawal certification substantially in the form provided in Exhibit D-2 of the Restricted GDS Deposit Agreement, withdrawal of the Shares or other Deposited Securities represented by such Restricted GDS at any time prior to April [__], 2004.

            Please further note that, as provided in Section 6.02 of the Restricted GDS Deposit Agreement, after April [__], 2004, the Restricted GDS Depositary may, and intends to, sell the Deposited Securities held by or for the Depositary and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Restricted GDS Deposit Agreement,


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

unsegregated and without liability for interest, for the pro rata benefit of the Holders of the Restricted GDSs not theretofore surrendered. After such sale, the Restricted GDS Depositary shall be discharged from all obligations to Holders and Beneficial Owners of Restricted GDSs under the Restricted GDS Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the fees of the Restricted GDS Depositary for the surrender of Restricted GDSs, any expenses for the account of the Holder in accordance with the terms and conditions of the Restricted GDS Deposit Agreement and any applicable taxes or governmental charges or assessments).

            If you have any questions about the above termination, please call Citibank, N.A. at 1-877-CITI-ADR (1-877-248-4237).

                                                   CITIBANK, N.A.,
                                                   as Restricted GDR Depositary


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

                                    EXHIBIT B

                                       to

               Letter Agreement, dated as of September [__], 2003,
              by and between Shinhan Financial Group Co., Ltd. and
         Citibank, N.A., as Depositary and as Restricted GDS Depositary

                  ____________________________________________

                             EXCHANGE CERTIFICATION
                  ____________________________________________

Please refer to the form of Exchange Certification attached hereto.

                             EXCHANGE CERTIFICATION

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York  10043

                  Re:   Shinhan Financial Group Co., Ltd.

            Reference is hereby made to the Notice of Termination of Restricted GDR Facility, dated September [__], 2003 (the "Notice of Termination"), pursuant to which Citibank, N.A., as Restricted GDR Depositary, informed the Holders and Beneficial Owners of Restricted GDRs evidencing Restricted GDSs (CUSIP #824596 20 9) that Shinhan Financial Group Co., Ltd. (the "Company") has instructed it to terminate the Restricted GDR Facility created pursuant to the terms of the deposit agreement, dated as of September 3, 2001 (the "Restricted GDS Deposit Agreement"). All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Restricted GDS Deposit Agreement.

            As noted in the Notice of Termination, the Company and Citibank, N.A. have entered into a Deposit Agreement, dated as of September [__], 2003 (the "New Deposit Agreement") pursuant to the terms of which a new Depositary Receipts facility (the "ADR Facility") has been created, the American Depositary Shares ("ADSs") issued pursuant to which are listed for trading on the New York Stock Exchange (the "NYSE"). Holders of Restricted GDSs are entitled to receive one (1) ADS for each Restricted GDS properly surrendered herein.

            1. We are hereby surrendering Restricted GDSs (CUSIP #824596 20 9) to the Restricted GDR Depositary in order to receive ADS issued under the terms of the New Deposit Agreement (CUSIP #824596 10 0).

            2. We certify for the benefit of the Company and Citibank, N.A., in its capacity as Restricted GDS Depositary and as Depositary under the New Deposit Agreement, and their respective legal and financial advisors that:

                  a. We are the beneficial owners of the Restricted GDSs being surrendered and will be the beneficial owners of the ADSs that are to be delivered to us; and

                  b. The Restricted GDSs are being surrendered to the Restricted GDS Depositary free and clear of any liens, encumbrances, security interests, charges, mortgages or adverse claims and such Restricted GDSs have not been stripped of any rights or entitlements; and

                  c. We are not, as of the date hereof, an "Affiliate" (as such term is defined in Regulation C of the Securities Act and hereinafter used as so defined) of the Company and we have not been an Affiliate of the Company at any time during the three months preceding the date hereof; and

                  d. We are either (i) a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act), or (ii) a person other than a "U.S. person" located outside the United States (within the meaning of Regulation S under the Securities Act); and

                  e. We have not purchased the Restricted GDSs from the Company or, to the best of our knowledge, from any Affiliate of the Company in the two-year period immediately preceding the date hereof except for Restricted GDSs
(i) received as part of a stock dividend, or (ii) received, directly or indirectly, upon conversion of any bonds of the Company (in which case we certify we did not purchase such bonds from the Company or, to the best of our knowledge after reasonable investigation, from any Affiliate of the Company, in the two-year period immediately preceding the date hereof); and

                  f. We are not aware of any facts or circumstances that would prohibit our free transfer of the ADSs to be delivered to us or of the Shares or other Deposited Securities represented thereby; and

                  g. We agree to indemnify and hold harmless Citibank, N.A., the Company and their respective officers, directors, employees and agents for any liability, loss or expense they may incur (including, without limitation, reasonable fees and expenses of counsel) as a result of any inaccuracy of any information or of any certification provided by us herein, or as a result of our breach of any agreement or undertaking herein or in the Restricted GDS Deposit Agreement or the New Deposit Agreement.

Number of Restricted GDSs being delivered:_______________________________
                                          (CUSIP #824596 20 9)

DTC Transaction Code:________________________________

Name of Beneficial Owner:____________________________

By:__________________________________________________

Name:________________________________________________

Title:_______________________________________________

Address:_____________________________________________
        _____________________________________________

Daytime Telephone Number:____________________________

Taxpayer ID #:_______________________________________

Date:________________________________________________


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